Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-235459) pertaining to the 2006 Equity Incentive Plan, 2016 Equity Incentive Plan, 2019 Employee Stock Purchase Plan, and 2019 Equity Incentive Plan of Bill.com Holdings, Inc. of our report dated August 28, 2020, with respect to the consolidated financial statements of Bill.com Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2020.

/s/ Ernst & Young LLP

San Francisco, California

August 28, 2020